Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings
Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Global High Yield Corporate Bond ETF (ISHGHYG) iShares iBoxx $ High Yield Corporate Bond ETF (ISHHYLD) iShares U.S. Fixed Income Balanced Risk ETF (ISHINC) iShares Core Total USD Bond Market ETF (ISHIUSB)
BlackRock Alternative Strategies Fund - Trading Account (ACS-
TRD)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Trust - High Yield (BHK-HYLD)
BlackRock Multi-Sector Income Trust - High Yield (BIT-HYLD) BlackRock Limited Duration Income Trust - High Yield (BLW-HYLD) BlackRock Funds, BlackRock Global Long/Short Credit Fund (BR-GC) BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD) BlackRock Multi-Asset Income - High Yield Portfolio (BR-INC-HY) BlackRock Multi-Asset Income - Passive High Yield Portfolio (BR-INC-PHY)
BlackRock Secured Credit Portfolio (BR-MSB)
BlackRock Credit Allocation Income Trust (Preferred Sleeve)
(BTZ-PREF)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-BF) BlackRock High Yield Portfolio of BlackRock Series Fund, Inc (BVA-HI)
BlackRock High Yield V.I. Fund (BVA-HY)
BlackRock Total Return Portfolio (Ins - Series) (BVA-TR) BlackRock Debt Strategies Fund, Inc. (DSU)
BlackRock Corporate High Yield Fund, Inc. (HYT)
Metropolitan Series Fund, Inc.- BlackRock Bond Income Portfolio
(MET-BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
MIST BlackRock High Yield Portfolio (MIST-HY)
AST BlackRock Global Strategies Portfolio (US High Yield) (PRU-
AA-HY)
JNL/BlackRock Global Long Short Credit Fund (SMF_CC-GC)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond
Portfolio (SMF_PRUTR)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
11-05-2015

Security Type:
BND/CORP


Issuer
First Data Corporation (2024)

Selling
Underwriter
Deutsche Bank Securities Inc.

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Deutsche Bank Securities Inc., Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Citigroup
Global Markets Inc, Morgan Stanley & Co. LLC,
PNC Capital Markets LLC, Credit Suisse
Securities (USA) LLC, HSBC Securities (USA)
Inc, Mizuho Securities USA Inc, SunTrust
Robinson Humphrey, Inc, KKR Capital Markets
LLC


Transaction Details

Date of Purchase
11-05-2015


Purchase
Price/Share
(per share / % of
par)
$100

Total
Commission,
Spread or
Profit
1.00


1.	Aggregate Principal Amount Purchased
(a+b)
$90,000,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$52,806,000

b. Other BlackRock Clients
$37,194,000

2.	Aggregate Principal Amount of Offering
$1,000,000,000

Fund Ratio [Divide Sum of #1 by #2]
Must be less than 0.25

0.09


Legal Requirements
Offering Type (check ONE)
The securities fall into one of the following transaction types
(see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dipankar Banerjee
Date:
11-10-2015

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:
11-10-2015

Global Syndicate Team Member













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